As filed with the Securities and Exchange Commission on February 12, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 7, 2003

PROGRESS ENERGY, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-15929	56-2155481
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 S. Wilmington Street

Raleigh, North Carolina 27601-1748

Telephone: (919) 546-6111

(Address of principal executive offices and telephone number)

The address of the registrant has not changed since the last report.

ITEM 5. OTHER EVENTS

On February 7, 2003, Moody’s Investors Service announced that it was lowering Progress Energy, Inc.’s senior unsecured debt rating from Baa1 to Baa2, and changing the outlook of the rating from negative to stable. Moody’s cited the slower than planned pace of the Company’s efforts to pay down debt from its acquisition of Florida Progress as the primary reason for the ratings change. Moody’s also changed the outlook of Florida Power Corporation (A1 senior secured) and Progress Capital Holding (A3 senior unsecured) from stable to negative and lowered the trust preferred rating of FPC Capital I from A3 to Baa1 with a negative outlook. The Company does not expect these changes to have a material impact on its access to capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. Registrant

By:	/s/ Robert H. Bazemore, Jr.
Robert H. Bazemore, Jr. Vice President and Controller

Date: February 12, 2003